UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 5, 2022

BSQUARE CORPORATION
(Exact name of Registrant as specified in its charter)

Washington	000-27687	91-1650880
(State or Other Jurisdiction	(Commission	(IRS Employer Identification No.)
of Incorporation)	File Number)

1415 Western Avenue, Suite 700
Seattle, WA 98101
425-519-5900
(Address and Telephone Number of Registrant’s Principal Executive Offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, no par value	BSQR	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR § 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR § 240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.05         Costs Associated with Exit or Disposal Activities.

On December 5, 2022, Bsquare Corporation (“Bsquare” or the “Company”) enacted a reduction in workforce plan (the “Plan”) as part of broader efforts to align the Company’s cost base with its 2023 strategic and operating priorities. The Plan is expected to reduce the Company’s headcount by approximately 20%. The Company estimates the aggregate restructuring costs associated with the Plan to be approximately $0.2 million to $0.3 million, primarily consisting of severance payments, employee benefits and related costs. The Company expects to incur these charges in the fourth quarter of 2022 and the first quarter of 2023. The Company expects the reduction in force to be substantially complete by the first quarter of 2023, subject to local law and consultation requirements, which may extend the process beyond the first quarter of 2023 in certain countries.

The Company may incur other charges or cash expenditures not currently contemplated due to unanticipated events that may occur as a result of or in connection with the implementation of the Plan.

Cautionary Statement Regarding Forward-Looking Statements

Item 2.05 of this Current Report on Form 8-K contains "forward-looking statements" within the meaning of the safe-harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: "expect," "continue," "believe," "plan," "strategy," "future," "may," "should," "will," and similar references to future periods. Examples of forward-looking statements include, among others, the number of positions affected by the Plan, and the estimated charges associated with, and the timeframe for completion of, the Plan, as well as assumptions relating to the foregoing. Forward-looking statements are neither historical facts nor assurances about future performance. Instead, they are based on current beliefs, expectations and assumptions about the future of our business and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks, and changes in circumstances that are difficult to predict and many of which are outside of our control. Therefore, you should not rely on any of these forward-looking statements.

Item 9.01         Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BSQUARE CORPORATION

Date: December 7, 2022	By:	/s/ Christopher Wheaton
Chief Financial and Operating Officer, Secretary and Treasurer